                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             RMI TITANIUM COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             RMI TITANIUM COMPANY
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:             $125.00
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.: Preliminary Proxy
                                                        ------------------
       (3) Filing Party:  RMI Titanium Company
                        --------------------------------------------------
       (4) Date Filed:     February 28, 1995
                      ----------------------------------------------------

                                 RMI TITANIUM COMPANY

                                 NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 AND PROXY STATEMENT

                                 April 26, 1995
                                 1:00 P.M. Eastern Daylight Saving Time
                                 Paonessa's
                                 871 McKay Court
                                 Boardman, Ohio
                                 -----------------------------------------------

                                 TABLE OF CONTENTS
                                                                            Page
                                 Notice of Annual Meeting of Shareholders....  3
                                 Proxy Statement.............................  4
                                   The Board of Directors....................  4
                                   Proposal No. 1 -- Election of Directors...  6
                                     Nominees for Director...................  7
                                     Continuing Directors....................  7
                                   Proposal No. 2 -- Election of Independent
                                 Accountants.................................  9
                                   Proposal No. 3 -- Amendment of Code of
                                 Regulations.................................  9
                                   Proposal No. 4 -- Approval of 1995 Stock
                                 Plan.......................................  10
                                   Other Information......................... 12

                                 -----------------------------------------------

                                                              1000 Warren Avenue
Niles, Ohio 44446

March 30, 1995

Dear Shareholder:

You are cordially invited to attend the 1995 Annual Meeting of Shareholders to be held on April 26, 1995, at Paonessa's, 871 McKay Court, Boardman, Ohio at 1:00 P.M., Eastern Daylight Saving Time. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

The meeting will begin with a report on Company operations followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and other business matters properly brought before the meeting.

Whether or not you plan to attend, it is important that you vote your shares. Please promptly read the Proxy Statement and then complete, sign, date and return your proxy card in the enclosed prepaid envelope.

We look forward to seeing as many of you as possible at the 1995 Annual Meeting.

Sincerely,

L. FREDERICK GIEG, JR.
President and Chief Executive Officer

ROBERT M. HERNANDEZ
Chairman of the Board

                                                              1000 Warren Avenue
Niles, Ohio 44446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1995

    The Annual Meeting of Shareholders of RMI Titanium Company will be held on April 26, 1995, at 1:00 P.M., Eastern Daylight Saving Time, at Paonessa's, 871 McKay Court, Boardman, Ohio, for the following purposes:

    1. To elect two directors, one in Class I and one in Class II.

    2. To elect independent accountants for 1995.

    3. To consider and act upon an amendment of the Code of Regulations of RMI Titanium Company to provide for annual election of all directors.

    4. To consider and act upon the RMI Titanium Company 1995 Stock Plan, said Plan being described on pages 10 and 11 of the proxy statement dated March 30, 1995, and being set forth in full in Appendix A to said proxy statement.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record as of the close of business on March 1, 1995, are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors,

                                                RICHARD M. HAYS
                                                   Secretary

Dated March 30, 1995

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE. THE GIVING OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

RMI TITANIUM COMPANY
1000 Warren Avenue, Niles, Ohio 44446

March 30, 1995

                                PROXY STATEMENT

    This proxy statement, which is to be mailed on or about March 30, 1995, is furnished in connection with the solicitation of proxies by the Board of Directors of RMI Titanium Company (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held on April 26, 1995, at the time, place and for the purposes described in the accompanying Notice of Annual Meeting, and at any adjournment thereof. On March 1, 1995, there were 15,271,561 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Shareholders whose names appeared of record on the books of the Company at the close of business on March 1, 1995, will be entitled to vote at the meeting. Shares cannot be voted at the meeting unless the owner of record is present to vote or is represented by proxy.

    Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies will be voted for the election of the nominees for director named herein, for the election of Price Waterhouse LLP as independent accountants for 1995, for Proposal No. 3 to amend the Company's Code of Regulations and for Proposal No. 4 to approve the 1995 Stock Plan. Directors are elected by a plurality of votes cast and independent accountants by a majority of votes cast. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against the independent accountants or any other voting matter except that since adoption of Proposal No. 3 to amend the Company's Code of Regulations requires the affirmative vote of at least two-thirds of the outstanding shares of the Common Stock, abstentions and broker non-votes have the effect of a vote against the Proposal.

    The Company knows of no business which may be presented for consideration at the Annual Meeting other than as indicated in the Notice of Annual Meeting. If any other business should properly come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. A proxy may be revoked by a shareholder at any time prior to its use by a subsequent executed proxy, by giving notice of revocation to the Secretary of the Company, or by voting in person at the Annual Meeting.

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock of the Company held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             THE BOARD OF DIRECTORS

    The Company is a successor to entities that have been operating in the titanium industry since 1958. In 1990, USX Corporation ("USX") and Quantum Chemical Corporation ("Quantum") transferred their entire ownership interest in the Company's immediate predecessor, RMI Company, an Ohio general partnership, to the Company in exchange for shares of the Company's Common Stock (the "Reorganization")". Quantum then sold its shares to the public. USX retained ownership of its shares. See "Other Information: Security Ownership-Security Ownership of Certain Beneficial Owners and The Voting Trust Agreement". As used herein, references to the "Company" include the Company, its predecessors, including RMI Company, and its subsidiaries, unless the context otherwise requires.

    The business and affairs of the Company are under the general direction of a Board of Directors as provided by the Code of Regulations of the Company and the laws of the State of Ohio. The Board of Directors presently consists of nine members, eight of whom are neither officers nor employees of the Company or its subsidiaries. Three of the Board members are officers or employees of USX. The Board of Directors met six times during 1994. Each of the directors attended more than 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which he served during 1994, except for Mr. Gedeon who attended five of the eight (62.5%) such meetings.

    There are four principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 1994 are described below.

EXECUTIVE COMMITTEE

    The members of the Executive Committee are Robert M. Hernandez (Chairman),
L. Frederick Gieg, Jr., Craig R. Andersson and Charles C. Gedeon.

    The Executive Committee was established to assist the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene all the directors. All actions taken by the Committee must be reported at the Board's next meeting. During 1994, the Executive Committee held one meeting.

AUDIT COMMITTEE

    The members of the Audit Committee, which is composed entirely of directors who are not employees of the Company, are Dan F. Huebner (Chairman), Craig R. Andersson, William E. Lewellen and Wesley W. von Schack.

    The Audit Committee makes recommendations to the Board of Directors regarding the independent accountants to be nominated for election by the shareholders and reviews the independence of such accountants, approves the scope of the annual audit activities, approves the audit fee payable to the independent accountants, reviews audit results and regularly meets with the Company's internal auditors. The Committee monitors developments in accounting standards and principles followed by the Company in its financial reports and discusses with management the system of internal accounting controls. The independent accountants have full and free access to the Committee and may meet with it, with or without management being present, to discuss all appropriate matters. The Audit Committee held four meetings during 1994.

ORGANIZATION AND COMPENSATION COMMITTEE

    The members of the Organization and Compensation Committee, which is composed entirely of directors who are not employees of the Company, are Neil A. Armstrong (Chairman), Craig R. Andersson and Wesley W. von Schack.

    The Organization and Compensation Committee makes recommendations to the Board concerning the membership of the committees of the Board and general executive management organization matters. The Committee is responsible for recommendations to the Board on all matters of policy and procedures relating to compensation of executive management, for approving the salaries of officers (other than officer-directors whose salaries are approved by the Board) and for administration of the Company's formal compensation plans, including the Annual Incentive Compensation Plan, the 1989 Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan. The Committee makes recommendations to the Board concerning policy matters relating to employee benefits and employee benefit plans. In addition, the Committee makes recommendations to the Board concerning its size and candidates for election as directors, including nominees recommended by shareholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company for presentation to the Organization and Compensation Committee. The Organization and Compensation Committee held two meetings during 1994.

FINANCE COMMITTEE

    The members of the Finance Committee are William E. Lewellen (Chairman), Neil A. Armstrong, Charles C. Gedeon, L. Frederick Gieg, Jr., Robert M. Hernandez and Dan F. Huebner.

    The Finance Committee makes recommendations to the Board concerning dividends and matters of financial import, receives reports concerning certain financial matters and has authority to approve certain borrowings by the Company. The Finance Committee held one meeting during 1994.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company receive no fees or remuneration, as such, for their services as directors. For so long as USX is a shareholder, directors who are officers or employees of USX will accept no fees or remuneration for their services as directors but participate in the 1989 Non-Employee Director Restricted Stock Award Plan (described below). Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $22,500 and the meeting fee is $450. Each non-employee committee chairman also receives an additional annual retainer of $2,500. One-half of the annual retainer payable to non-employee directors and to non-employee committee Chairmen is paid in the Company's common stock. In 1994, the common stock utilized for this purpose was based on the market value of the stock on August 1, 1994.

    The 1989 Non-Employee Director Restricted Stock Award Plan (the "Plan") authorized the award of up to 15,000 shares of the Company's Common Stock, subject to adjustment in certain circumstances, to the non-employee directors of the Company. No further grants may be made under the Plan. The Plan provided that on the date of each Annual Meeting of Shareholders of the Company, each eligible director who is then a continuing or an elected director shall be awarded 300 restricted shares. A person who becomes an eligible director after an Annual Meeting will receive a grant of a pro rata portion of 300 shares based on full months of service until the next Annual Meeting. Each of the incumbent directors, other than Mr. Gieg, received a grant of 300 shares under the Plan with respect to the 1994 Annual Meeting. Shares awarded under the Plan are subject to a restriction providing that a participant shall not be permitted to sell, transfer, pledge or assign awarded shares during the period commencing with the date of an award and ending with the retirement of the participant from the Board of Directors. Upon a participant's ceasing to remain a director of the Company for any reason other than retirement, the participant's restricted shares are forfeited. However, upon a participant's total disability or death, the restrictions applicable to such participant's restricted shares automatically lapse. Also, in the event of a change of control of the Company, the restrictions with respect to a participant's shares will lapse.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    Under the Code of Regulations of the Company, the directors are to be divided into two or three classes. Each class must consist of no fewer than three and no more than four directors, and shall consist, as nearly as possible, of a like number of directors. At such time as there are nine or more directors, or at such time as the number of directors is reduced to a number less than nine, the Board of Directors shall take such action as it in its sole discretion deems necessary to reconstitute or change the number and/or terms of the classes of directors in order to comply with these requirements. The term of the current Class II directors expires at the 1995 Annual Meeting of Shareholders. The terms of the current Class III and the Class I directors will expire at the 1996 and 1997 Annual Meetings of Shareholders, respectively. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

    Two incumbent directors of the current Class II are nominees for election this year. The other incumbent director from the current Class II, Dan F. Huebner, is retiring from the Board effective as of the Annual Meeting. Consequently the Board has determined to set the number of directors at eight and reduce the number of classes of directors from three to two by eliminating the current Class II and redesignating the current Class III as Class II, all effective as of the 1995 Annual Meeting. The Board has further nominated incumbent director William E. Lewellen for election as a Class II director and incumbent director Craig R. Andersson for election as a Class I director. The term of Class I directors will continue to expire in 1997 and that of new Class II directors in 1996. Of the eight incumbent directors who are nominees for election or continuing directors, one is a current officer of the Company and the remaining seven have high level executive or professional experience. A brief statement of the background of each nominee and each continuing director is given on the following pages. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

                    NOMINEE FOR DIRECTOR--TERM EXPIRES 1996

                         CLASS II (FORMERLY CLASS III)

WILLIAM E. LEWELLEN                                                      Age: 69
RETIRED SENIOR VICE PRESIDENT-FINANCE AND TREASURER          Director since 1990
USX CORPORATION

Mr. Lewellen served as Senior Vice President-Finance and Treasurer of USX from 1982 until his retirement on September 30, 1990, and previously had served as a Vice President of USX since 1976. He is a graduate of Bethany College and the University of Louisville School of Law. Mr. Lewellen is a director of Pitt-Des Moines, Inc. and Magee Women's Health Corporation, and is a trustee of Bethany College. He is also a member of the Kentucky and Federal Bars and a life member of Financial Executive Institute.

                    NOMINEE FOR DIRECTOR--TERM EXPIRES 1997

                                    CLASS I

CRAIG R. ANDERSSON                                                       Age: 57
VICE-CHAIRMAN                                                Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson is a director and became Vice-Chairman of Aristech Chemical Corporation on January 1, 1994. Previously, he was President and Chief Operating Officer, a position he had held since December 4, 1986. Mr. Andersson was President of USS Chemicals Division of USX (the predecessor of Aristech) from 1985. He is a member of the American Institute of Chemical Engineers, The Society of the Plastics Industry, The Society of the Chemical Industry, Chemical Manufacturers Association and Alpha Chi Sigma (a chemical professional society). He has a Bachelor of Science degree in chemical engineering from the University of Minnesota.

                    CONTINUING DIRECTORS--TERM EXPIRES 1996

                         CLASS II (FORMERLY CLASS III)

CHARLES C. GEDEON                                                        Age: 54
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND DIVERSIFIED BUSINESSES
U.S. STEEL GROUP, USX CORPORATION

Mr. Gedeon joined USX in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources for USX in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 1992. From 1983 until he joined USX, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the Board of Directors of the U.S. Steel Group of USX Corporation and Zuari Agro Chemicals of India and a member of the American Iron and Steel Institute.

L. FREDERICK GIEG, JR.                                                   Age: 63
PRESIDENT AND CHIEF EXECUTIVE OFFICER                        Director since 1990
OF THE COMPANY

Mr. Gieg has been President and Chief Executive Officer of the Company and its predecessor since September 1, 1982. Previously, Mr. Gieg had been Vice President and General Manager of the Western Steel Division of USS and Senior Vice President of Manufacturing and Associated Subsidiaries of USX through August 1982. He began his career with USX in June 1953. Mr. Gieg is a member of the Board of Trustees of the United Way of Trumbull County; a member of the Operating Board of Leadership Warren and of the Board of Trustees of Leadership Youngstown; and past President and member of the Board of Directors of the Titanium Development Association and National Multiple Sclerosis Society. He has a BA degree from Dartmouth College and a degree from the Advanced Management Program at Harvard University.

LOUIS A. VALLI                                                           Age: 62
SENIOR VICE PRESIDENT-EMPLOYEE RELATIONS                     Director since 1993
USX CORPORATION

On June 1, 1989, Mr. Valli was elected Senior Vice President-Employee Relations of USX. Mr. Valli was named Vice President-Benefits Administration on August 1, 1980, and was appointed Vice President-Personnel in 1982. He began his career with USX in 1954. Mr. Valli is a trustee of Point Park College, a member of the Board of Directors of Marathon Oil Company and of the Delhi Group of USX Corporation and a member of the Labor Policy Association, the Personnel Roundtable and the Association of Iron and Steel Engineers. He has a BA degree in business administration from the University of Pittsburgh.

                    CONTINUING DIRECTORS--TERM EXPIRES 1997

                                    CLASS I

NEIL A. ARMSTRONG                                                        Age: 64
CHAIRMAN, AIL SYSTEMS, INC.                                  Director since 1990
(A DEFENSE ELECTRONICS COMPANY)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; and Chairman of AIL Systems, Inc. in 1989. He is a director of Cinergy Corporation, Cincinnati Milacron, Inc., Eaton Corporation, Thiokol Corp., and USX. He is a member of the National Academy of Engineering.

ROBERT M. HERNANDEZ                                                      Age: 50
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
USX CORPORATION

On December 1, 1994, Mr. Hernandez was elected Vice Chairman of USX. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. In addition to being a director of USX, he is a director of ACE Limited, Marinette Marine Corporation, the Pittsburgh Baseball Club, Allegheny Health, Education and Research Foundation, Allegheny General Hospital, the Pennsylvania Chamber of Business and Industry and the Pennsylvania Business Roundtable.

WESLEY W. VON SCHACK                                                     Age: 50
CHAIRMAN OF THE BOARD, PRESIDENT AND                         Director since 1991
CHIEF EXECUTIVE OFFICER, DQE
(ENERGY SERVICE HOLDING COMPANY)

Mr. von Schack has been a director of DQE since 1989 and of Duquesne Light Company since 1986 and is Chairman of the Board, President and Chief Executive Officer of DQE and of Duquesne Light. DQE is the parent company of Duquesne Light. He is also a director of Mellon Bank Corporation, Mellon Bank, N.A., the Pennsylvania Business Roundtable and Duquesne University, a trustee of the Pittsburgh Cultural Trust and a life trustee of Carnegie Mellon University. Mr. von Schack has an AB in economics from Fordham University, an MBA from St. John's University and a Doctorate Degree from Pace University.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP has served as independent accountants for the Company and its predecessors for a number of years. For the year 1994, Price Waterhouse LLP rendered professional services in connection with the audit of the financial statements of the Company and its subsidiaries, including examination of certain employee benefit plans. It is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

    Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF PRICE WATERHOUSE
            LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 1995.

                PROPOSAL NO. 3--AMENDMENT OF CODE OF REGULATIONS

    There will be presented to the meeting a proposal to amend the Company's Code of Regulations, effective as of the 1996 Annual Meeting of Shareholders, to provide for the annual election of all members of the Board of Directors. The Board of Directors has authorized submitting such amendment to the shareholders for their consideration and recommends a vote FOR the proposal.

GENERAL

    As described in Proposal No. 1 above, the Company's Code of Regulations (the "Regulations") currently provide that the directors are to be divided into two or three classes, with each class to consist of no fewer than three and no more than four directors. Under the Regulations, the Board is to consist of not less than three or more than twelve directors. The Board has established the number of classes as two and the number of directors as eight, both effective as of the 1995 Annual Meeting. The Board also has unanimously concluded to recommend to the shareholders that they approve amending the Regulations to provide for the annual election of each director, commencing with the 1996 Annual Meeting. Thus, if the amendment is approved by the shareholders, at the 1996 Annual Meeting each director shall be elected for a term expiring at the 1997 Annual Meeting. This will provide more flexibility in establishing the number of directors from time to time than is possible under the current Regulations. The Company has shut down a number of its facilities in response to market conditions and has taken a number of other steps to reduce costs. Decreasing the size of the Board is one such step.

PROPOSED AMENDMENT

    The Regulations will be amended, effective as of the 1996 Annual Meeting of Shareholders, by substituting the following for the current Article II, Section 1(c):

    "Each Director of the Corporation shall hold office until the next annual meeting of the shareholders and until his successor is elected, or until his earlier resignation, removal from office or death.

    In the case of any increase in the number of Directors of the Corporation, the additional Director or Directors shall be elected by the Board of Directors."

VOTE REQUIRED

    Approval of the proposed amendment of these Regulations will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF PROPOSAL NO. 3.

                  PROPOSAL NO. 4--APPROVAL OF 1995 STOCK PLAN

    There will be presented to the meeting a proposal to approve a new 1995 Stock Plan in the form attached as Appendix A hereto to replace the 1989 Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan. The Board of Directors has adopted the Plan, effective as of April 26, 1995, subject to approval by the shareholders and recommends a vote FOR the proposal.

GENERAL

    The Plan would permit the grant of any or all of the following types of awards in any combination or sequence: (a) Stock Options, (b) Stock Appreciation Rights, and (c) Restricted Stock. Up to 2% of the outstanding common stock on December 31 of the preceding year will be available for Grants during each calendar year the Plan is in effect. On December 31, 1994, 15,271,561 shares were outstanding, thus 305,431 shares will be available for Grant in 1995 assuming the Plan is approved by the shareholders. Any unused shares from prior years will be available for Grant in subsequent years and Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of shares or in such manner that all or some of the shares covered by the Grant are not issued to a participant shall immediately become available under the Plan. At March 1, 1995, the closing price of a share of the Common Stock on the New York Stock Exchange composite tape was $3.50.

    As of March 1, 1995, 16,853 shares of Common Stock remain available for option under the 1989 Stock Option Incentive Plan and 32,925 shares of Common Stock remain available for grant under the 1989 Employee Restricted Stock Award Plan. If the 1995 Plan is approved, no further options will be granted under the 1989 Stock Option Incentive Plan although options outstanding under the Plan will not be affected. In addition no further grants will be made under the 1989 Employee Restricted Stock Award Plan.

    The employees of the Company and its subsidiaries who are eligible for participation under the Plan are those in responsible positions whose performance in the judgment of the Committee administering the Plan may affect the Company's success. It is expected that the approximately 35 employees, including Messrs. Gieg, Odle and Rupert, who are eligible to participate in the 1989 Plans will initially be eligible for participation under the 1995 Plan. Over the term of the 1995 Plan it is likely that other employees will become eligible for participation but it is impossible to estimate their number at this time.

    The Committee appointed by the Board of Directors pursuant to the Plan (the "Committee") shall administer the Plan. It shall determine the type or types of Grants to be made under the Plan and shall set forth in each such Grant the terms, conditions and limitations applicable to it, including provisions relating to a possible change in control of the Company. The Committee shall have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

TYPES OF GRANTS

    Options. The Committee may grant the right to purchase a specified number of shares of common stock at not less than the fair market value at the date of the Grant. All Options will be Non-Qualified Options. Payment of the purchase price shall be made in cash or in such other form as approved by the Committee including Common Stock valued at its fair market value on the date of the option exercise.

    An employee receiving the Option does not realize income under the Internal Revenue Code upon the grant of the Option. The employee will generally realize income at the time of exercise of the Option in the amount of the difference between the option price and the fair market value of the Common Stock on the date of exercise. The Company will be entitled to a tax deduction in an amount equal to the amount of income realized by the employee.

    Stock Appreciation Rights. The Committee may grant the right to receive a payment in cash and/or Common Stock equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the fair market value of a share on the date the right is granted for a specified number of shares.

    An employee receiving the right does not realize income under the Internal Revenue Code at the time of receipt of the right. The employee will realize income upon the exercise of the right in the amount of the cash received and the fair market value on the date of exercise of the Common Stock received. The Company will be entitled to a tax deduction in the amount of such income realized by the employee.

    Restricted Stock. The Committee may award shares of Common Stock for no cash consideration or for such other consideration as determined by the Committee. All or part of the award may be subject to conditions including, but not limited to, continuous service with the Company; achievement of business objectives; individual, unit and Company performance and other criteria; and provisions for forfeiture and restricting transfer.

    An employee normally will not realize income under the Internal Revenue Code upon the grant of Restricted Stock. Upon the termination of the restrictions applicable to such stock, the employee will realize taxable income equal to the fair market value of the shares of Common Stock at that time less any amount paid by the employee. However, the employee may elect to realize income in the year the Restricted Stock is awarded in an amount equal to the fair market value of the shares of Common Stock awarded, less any amount paid by the employee, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time the employee realizes income. Dividends paid to the employee with respect to Restricted Stock constitute compensation and are taxable to the employee and deductible by the Company.

AMENDMENTS

    The Board of Directors may amend, suspend or terminate the Plan provided that no such action may, without stockholder approval, increase the aggregate number of shares of Common Stock available for grants under the Plan, decrease the price of options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the 10-year term of the Plan. The Committee may amend the terms and conditions applicable to outstanding grants consistent with the Plan provided that no such action may modify the Grant in a manner adverse to the participant without the participant's consent unless it is provided for or contemplated in the terms of the Grant.

    Other features of the Plan are included in the text of the Plan set forth in Appendix A.

VOTE REQUIRED

    Approval of the RMI Titanium Company 1995 Stock Plan will require the affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal.

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF PROPOSAL NO. 4.

                               OTHER INFORMATION
SECURITY OWNERSHIP

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the knowledge of the Company, as of March 1, 1995, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

       NAME AND ADDRESS OF                  AMOUNT AND NATURE OF      PERCENT OF
        BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP        CLASS
       -------------------                  --------------------      ----------
USX Corporation..........................       8,248,000(1)            54%
600 Grant Street
Pittsburgh, PA 15219-4776

Smith Barney Inc. and
  Smith Barney Holdings Inc..............       2,450,392(2)            16%
1345 Avenue of Americas
New York, NY 10105
The Travelers Inc.
65 East 55th Street
New York, NY 10022

---------

       (1) See "The Voting Trust Agreement" below.

       (2) Based on Schedule 13G dated February 7, 1995 which indicates that each reporting person had sole voting power over no shares, shared voting power over 2,450,392 shares, sole dispositive power over no shares and shared dispositive power over 2,450,392 shares.

  THE VOTING TRUST AGREEMENT

    USX Corporation has entered into a Voting Trust Agreement ("Voting Trust Agreement") with the Company effective August 4, 1994. Mellon Bank, N.A., is also a party to the Voting Trust Agreement in its capacity as Trustee. The Voting Trust Agreement provides that USX will deposit with the Trustee sufficient shares of Common Stock so that the shares held by USX outside of the trust do not exceed 49% of all shares of Common Stock then outstanding and are at least one share less than the number of such shares owned by holders other than USX and all of its Affiliates (as defined in Rule 405 of the Securities and Exchange Commission). In addition, USX has agreed that if at any time during the term of the Voting Trust Agreement (a) the sum of the number of shares of Common Stock owned by USX and all of its Affiliates increases above the number of such shares so owned immediately after completion of the Rights Offering, or (b) the number of shares of Common Stock outstanding decreases below the number then outstanding, then in each such event USX will promptly deposit with the Trustee such number of additional shares of Common Stock, if any, as is necessary to reduce the sum of the number of shares of Common Stock owned by USX and not held by the Trustee in the voting trust and by all of USX's Affiliates to no more than 49% of all shares of Common Stock then outstanding and at least one share less than the total number of shares of Common Stock owned by holders other than USX and its Affiliates (the "Public Stock"). USX may, but is not obligated to, deposit in the trust additional shares of Common Stock from time to time.

    Pursuant to the Voting Trust Agreement, the Trustee is obligated to cause the shares of Common Stock which are deposited with it in the voting trust ("the Trust Stock") to be present for purposes of determining a quorum at every meeting of the holders of Common Stock. Whenever any vote of the holders of the Common Stock is conducted at such a meeting, the Trustee is required not to vote any of the Trust Stock with respect to any election of directors. With respect to each matter on which a vote of the holders of Common Stock is conducted at such meeting, other than the election of directors, the Trustee is required to cause the Trust Stock to be voted "for," "against," or to abstain from voting, in the same proportion as all shares of Common Stock, other than the Trust Stock, are validly voted "for," "against," or abstain, as the case may be, with respect to such matter. The Trustee is similarly required to consent in writing to the taking of any action by the shareholders of the Company with respect to such number of shares of the Trust Stock as equals the proportion of all shares of Common Stock, other than the Trust Stock, as validly consents to such action. The Company has agreed to recognize any proxy or written consent properly delivered by the Trustee to it in connection with any such meeting or such action and consistent with the Voting Trust Agreement as effective. Except as set forth above, the Trustee shall not possess or be entitled to exercise any right or power with respect to the Trust Stock, but shall instead act solely as directed by USX from time to time with respect to the Trust Stock. In particular, but not in limitation of the foregoing, USX may from time to time direct the Trustee to tender shares of Trust Stock in connection with any tender, exchange or other offer and to distribute the consideration received for such shares in any such tender, exchange or other offer directly to USX free of the trust (unless such consideration is shares of stock of the Company having ordinary voting power, in which case such shares shall be retained by the Trustee and deemed to be Trust Stock to the extent described above), and to exercise or sell for USX's benefit and as USX shall direct any options, rights or warrants issued to the holders of the Common Stock. USX may also direct the Trustee to sell shares of the Trust Stock at any time in accordance with USX's directions, and any such shares sold shall be sold free of the voting trust, provided that such sale shall be a bona fide sale to a person other than an Affiliate of USX and that USX is not then in default of any of its obligations under the Voting Trust Agreement. Any cash dividends declared and paid upon the Trust Stock shall be paid to USX.

    The Voting Trust Agreement and the voting trust created thereby shall terminate on April 1, 2004, and are expressly declared to be irrevocable, except that the Agreement and the voting trust may be terminated at any time (i) by USX by written notice to the Trustee and the Company in the event the sum of the number of shares of Common Stock owned by USX, including all the Trust Stock, and all of its Affiliates, is less than 49% of all shares of Common Stock then outstanding, (b) the total number of shares of Common Stock owned by USX, including all the Trust Stock, is 80% or more of all shares of Common Stock then outstanding, or (c) any person shall acquire more than 75% of the Public Stock, and (ii) by the written election of the Trustee in its sole and absolute discretion in the event it determines that the purpose for which the Voting Trust Agreement has been entered and the voting trust has been created is no longer applicable and that the continuation of the same serves no substantial purpose. In the event the Company issues any of its currently authorized Preferred Stock, which is entitled to ordinary voting rights in the same manner as the Common Stock, such shares shall also be subject to the Voting Trust Agreement, and the Trustee shall be required to act with respect to such shares, in the same manner and to the same extent as Common Stock owned by USX.

    As of March 1, 1995, USX has deposited 1,319,175 shares of Common Stock with the Trustee under the Voting Trust Agreement.

  SECURITY OWNERSHIP OF MANAGEMENT

    The following table reflects the number of shares of Common Stock of the Company beneficially owned, as of March 1, 1995, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                               PERCENT OF
                                            NUMBER OF         OUTSTANDING
                  NAME                      SHARES(1)          SHARES(2)
-----------------------------------------   ---------         -----------
Craig R. Andersson.......................     26,327               --
Neil A. Armstrong........................     18,199               --
Charles C. Gedeon........................      2,200 (3)           --
L. Frederick Gieg, Jr....................     40,000               --
Robert M. Hernandez......................     16,830 (3)           --
Dan F. Huebner...........................     17,099               --
William E. Lewellen......................      8,989               --
Louis A. Valli...........................      2,860 (3)           --
Wesley W. von Schack.....................     13,577               --
John H. Odle.............................     21,627               --
Timothy G. Rupert........................      8,528               --
All directors and executive officers
  as a group (11 persons)................    176,236              1.2%

---------

(1) Does not include 202,042, 105,643 and 66,877 shares, respectively, which Messrs. Gieg, Odle and Rupert had the right to acquire under the Company's 1989 Stock Option Incentive Plan.

(2) No percent is shown for ownership of less than one percent.

(3) Messrs. Gedeon, Hernandez and Valli may be deemed to have shared voting power over the shares of Common Stock beneficially owned by USX (other than shares deposited with the Trustee under the Voting Trust Agreement). Each of them disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

    The following table shows the annual and long term compensation paid the chief executive officer and the other two executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries in 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                             --------------------------------------
                                                                                       AWARDS             PAYOUTS
                                             ANNUAL COMPENSATION             --------------------------  ----------
                                     -----------------------------------                       STOCK     LONG TERM
                                                               OTHER         RESTRICTED      OPTIONS/    INCENTIVE
           NAME AND                                            ANNUAL          STOCK           SARS         PLAN        ALL OTHER
      PRINCIPAL POSITION       YEAR   SALARY    BONUS       COMPENSATION     AWARDS(1)      (SHARES)(2)   PAYOUTS    COMPENSATION(1)
      ------------------       ----  --------  --------     ------------     ----------     -----------  ----------  ---------------
L. Frederick Gieg, Jr......... 1994  $259,367  $  --        $    --           $ --             75,000(3)   -$-           $43,125
  President and Chief          1993   251,109     --             --             40,625         24,000      --            --
  Executive Officer            1992   248,004     --             --             --             40,000      --            --

John H. Odle.................. 1994   130,735     --             --             --             40,000(3)   --             24,150
  Senior Vice President-       1993   126,579     --             --             22,750         12,500      --            --
  Commercial and Research      1992   125,004     --             --             --             20,000      --            --

Timothy G. Rupert............. 1994   107,834     --             --             --             40,000(3)   --             20,700
  Senior Vice President and    1993   103,104     --             --             19,500         11,000      --            --
  Chief Financial Officer      1992   103,104     --             --             --             15,000      --            --

---------

(1) Value of restricted stock granted in 1993 and vested in 1994.

(2) All stock options shown include stock appreciation rights ("SARs.")

(3) Does not include 127,042 shares, 65,643 shares and 26,877 shares covered by unexercised options held by Messrs. Gieg, Odle and Rupert, respectively, which were granted prior to 1994 and were repriced in 1994 to take into account the one-for-ten reverse stock split effective March 31, 1994 and the subsequent rights offering.


    The following tables set forth information with respect to Stock Option/Stock Appreciation Rights Grants and Exercises in 1994 and December 31, 1994 Stock Option/Stock Appreciation Rights Values:

                        STOCK OPTION/SAR GRANTS IN 1994

                                                                                           POTENTIAL
                                                                                          REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                              % OF TOTAL                                  STOCK PRICE
                                 OPTIONS/    OPTIONS/SARS                                APPRECIATION
                                   SARS       GRANTED TO   EXERCISE OR                  FOR OPTION TERM
                                  GRANTED    EMPLOYEES IN  BASE PRICE    EXPIRATION   -------------------
             NAME               (SHARES)(1)      1994        ($/SH)         DATE         5%        10%
             ----               -----------  ------------  -----------   ----------   --------   --------
L. Frederick Gieg, Jr..........    75,000        20.7%       $4.0625      10/27/04    $496,305   $720,283
John H. Odle...................    40,000        11.1%        4.0625      10/27/04     264,696    421,484
Timothy G. Rupert..............    40,000        11.1%        4.0625      10/27/04     264,696    421,484

---------

(1) All stock options shown include stock appreciation rights.


                 AGGREGATED STOCK OPTION/SAR EXERCISES IN 1994
                 AND DECEMBER 31, 1994 STOCK OPTION/SAR VALUES

                                                                  NUMBER OF              VALUE OF
                                     SHARES                      UNEXERCISED           UNEXERCISED
                                   ACQUIRED ON                 OPTIONS/SARS AT         IN-THE-MONEY
                                    EXERCISE       VALUE      DECEMBER 31, 1994      OPTIONS/SARS AT
               NAME                 (SHARES)     REALIZED       (SHARES)(1)(2)      DECEMBER 31, 1994
               ----                -----------   --------     -----------------     -----------------
L. Frederick Gieg, Jr...........       --          $--             202,042              $232,400
John H. Odle....................       --           --             105,643               117,600
Timothy G. Rupert...............       --           --              66,877                92,750

---------

(1) All stock options shown include stock appreciation rights.

(2) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.


ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Organization and Compensation Committee of the Board has furnished the following report on executive compensation:

    The Organization and Compensation Committee decides or recommends to the Board for its decision all matters of policy relating to compensation of executive management, approves the salaries of officers (other than the president and chief executive officer whose salary is approved by the Board) and administers the Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and administers, the Company's 1989 Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan.

    Compensation programs for the Company's executive officers are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. Elements of executive compensation include salaries, incentive compensation awards and awards under the 1989 Stock Option Incentive Plan and the 1989 Employee Restricted Stock Award Plan. The last three of these elements are variable.

    There has been a severe downturn in market conditions in the titanium industry since 1990. The Company's management has had to contend with a number of factors beyond their control such as aggressive international competition, declining defense and commercial aerospace spending and an uncertain economy. The Committee considers management performance in 1994 to have been excellent under very difficult market conditions. Management took a number of steps which cut operating costs and resulted in numerous efficiencies. Management also aggressively pursued new product applications in the energy industry and elsewhere. The progress to date in this area has been encouraging and management intends to continue their diligent efforts in developing these new product applications as well as their achieving additional improvement in operating costs and efficiencies in serving the Company's traditional markets.

    Management also did an outstanding job in connection with the very successful rights offering. Preparation of the documents required for the offering, responding to shareholder questions and concerns and describing the Company's business and prospects to holders of the rights when they were considering whether or not to exercise them involved substantial time and effort on the part of executive management.

    In making its decisions or recommendations, the Committee has had to take into account the Company's financial results for the last three years, including lack of profit and negative cash flow. The Committee has sought to recognize management performance without unduly increasing the Company's current costs or adversely affecting cash flow. Thus there have been only modest salary increases and no bonuses during this period. Although the Committee did permit management to reinstate in 1994 the salary increases which were suspended in 1993, in 1994 it again focused primarily upon non-cash awards under the Stock Option Incentive Plan. The Committee believes that it is in the best interests of the shareholders to align management's interests with theirs by providing opportunities for increased stock ownership by management. In considering grants or awards under this Plan, the Committee took into account the performance of each executive officer and an assessment of the Company's performance against the other two companies in the titanium industry shown in the performance graph. In addition, in considering relative awards under the Stock Option and Restricted Stock Plans, the numbers of shares included in option grants is diminished in the years (usually every 3 years) in which restricted stock is awarded.

    In 1994 the Committee made no grants of restricted stock to the executive officers, but it did grant options to the executive officers for a larger number of shares than in previous years. Each of these grants (except for the chief executive officer) becomes exercisable in four equal annual installments commencing one year from the date of grant, October 28, 1994. The chief executive officer's stock option becomes exercisable in its entirety one year from the date of grant. In determining the amount of these awards, the Committee reviewed data included in a survey of companies of comparable size to the Company made by the Hay Group, compensation consultants. It also took into account past practice in relating the amount of stock and options awarded to cash compensation as well as the individual performance of the executive officers.

    The compensation of the chief executive officer reflects the same elements, and the Committee considered the same factors described above in determining the chief executive officer's total compensation. In addition, the chief executive officer's leadership and effectiveness in dealing with major corporate problems and opportunities were considered. As noted above, the chief executive officer received only a modest increase in cash compensation but did receive a stock option grant which was larger than grants to him in previous years. The Committee considered this action to be appropriate under the circumstances.

     Neil A. Armstrong, Chairman     Craig R. Andersson    Wesley W. von Schack

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of the Company, Oregon Metallurgical Corporation and Tremont Corporation. The graph commences October 29, 1990 since the Company's Common Stock was not publicly traded until April 20, 1990 and Tremont Corporation Common Stock first traded publicly on October 29, 1990.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                   AMONG RMI, INDUSTRY PEER GROUP AND S&P 500

 MEASUREMENT PERIOD                TITANIUM       RMI TITANIUM
(FISCAL YEAR COVERED)              INDUSTRY         COMPANY          S&P 500
OCT 1990                             100              100              100
JAN 1991                             115              112              110
JAN 1992                              94               60              143
JAN 1993                              62               40              154
JAN 1994                              57               34              169
JAN 1995                              94               51              171

Assumes $100 invested on October 29, 1990 in RMI common stock, 3 major titanium producers and S&P 500 Index.

* Total return assumes reinvestment of dividends.

  PENSION BENEFITS

    The Company has two defined benefit plans, which first became effective at RMI Company in 1971, in which substantially all salaried employees of the Company and its subsidiaries automatically participate (the "Pension Plan"). The Pension Plan recognizes, for certain purposes, services and compensation with RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), USX, Quantum, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) assuming no election of any dependent or surviving spouse feature, for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible compensation includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included on the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the USX and the Quantum pension plans. As of December 31, 1994, Messrs. Gieg, Odle and Rupert had 42, 17 and 26 credited years of service, respectively.

                         ESTIMATED ANNUAL GROSS BENEFITS PAYABLE FROM PENSION
                                                 PLANS
                       ---------------------------------------------------------
     AVERAGE
   CONSECUTIVE                   ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF     ---------------------------------------------------------
   COMPENSATION          10          15          30           40           45
------------------    --------    --------    ---------   ---------    ---------
     $100,000          $12,500     $18,750     $ 37,500    $ 51,000     $ 57,750
      200,000           25,000      37,500       75,000     102,000      115,500
      300,000           37,500      56,260      112,500     153,000      173,250

    USX has agreed to provide Messrs. Gieg and Rupert, each a former employee of USX, certain pension and death and disability benefits necessary to supplement like benefits payable under the Company plans so that the aggregate of such payments to each such person equals what he would have received had he remained employed by USX.

    USX maintains the USX Corporation Pension Plan for Employees (the "USX Plan") which provides defined benefits for USX employees using a different formula than that used by the Company plan described above. Upon their retirement from the Company, Messrs. Gieg and Rupert will each receive a pension from the Company Pension Plan and the USX Plan, with the benefits paid from the USX Plan calculated on service with USX and USX subsidiaries prior to their employment by the Company. The combined benefits payable annually to Messrs. Gieg and Rupert under the USX Plan (which relates to employment by USX) and from USX pursuant to the supplemental agreements described above, if they retire at age 65 and if their compensation remains at current levels, would be approximately $224,229 and $67,657, respectively.

  SUPPLEMENTAL PENSION PLAN

    Officers and key employees who participate in the Incentive Compensation Plan are also eligible for the RMI Company Supplemental Pension Program ("Supplemental Pension"), which first became effective at RMI Company on August 1, 1987. Eligible employees who retire or otherwise terminate employment after age 60, or prior to age 60 with Company consent, under conditions of eligibility for an immediate pension under the terms of the Pension Plan will be entitled to receive a Supplemental Pension. The annual Supplemental Pension (which is paid in monthly installments following retirement), is equal to the product of (i) the annual average of the total bonuses paid or credited to the participant pursuant to the Incentive Plan on or after January 1, 1985, during the five years in which total bonus payments or credits were the highest out of the last ten consecutive years prior to retirement, multiplied by (ii) a percentage equal to 1.5% multiplied by the employee's years of continuous service with USX, Quantum, any subsidiary of either company, RMI Company and the Company. Bonuses paid under the Annual Incentive Compensation Plan while it was maintained by RMI Company as well as any bonuses paid under any successor cash incentive plan adopted by the Company will be recognized for purposes of benefit calculations. Upon retirement, a participant's Supplemental Pension will not be less than the greatest benefit that the participant would have been entitled to at the end of any earlier year in which he was eligible to participant in the plan if the participant had retired at that time. Participants may elect to receive an actuarially equivalent lump sum payment in lieu of the monthly Supplemental Pension. The Supplemental Pension Program also provides survivor benefits.

    As of December 31, 1994, Messrs. Gieg, Odle and Rupert had 42, 17 and 26 credited years of service, respectively, for purposes of this plan.

  RMI EXCESS BENEFITS PLAN

    The Company's Excess Benefits Plan, adopted by the Board of Directors on July 18, 1991, provides for payment to eligible participants of pension benefits that would be payable under the Pension Plan were it not for certain benefit limitations set forth in the Internal Revenue Code of 1986, as amended. Such benefits are generally payable at the same time and in the same form as benefits under the Pension Plan, except that a participant may elect to receive an actuarially equivalent lump sum distribution at the time such benefit payments would otherwise commence.

    As of December 31, 1994, Mr. Gieg was the only participant in the Excess Benefits Plan.

  EMPLOYMENT CONTRACTS

    Messrs. Gieg, Odle and Rupert each have an employment agreement with the Company, expiring February 1, 1997, pursuant to which he will be paid an annual salary as set forth in the agreement, subject to increases from time to time in the sole discretion of the Company. Each agreement provides that in the event of the executive's death, or if the executive's employment is terminated because of physical or mental disability, the executive's right to compensation under such agreement terminates. Each agreement also provides that the Company may terminate the services of the executive for gross misconduct in the course of such employment. The agreements also obligated the Company to make an interest-free loan to the executive in an amount sufficient to enable the executive to purchase the additional shares of Common Stock covered by the Basic Subscription Privilege included in Rights issued with respect to Common Stock owned by the executive at the time of the Rights Offering. The loans are repayable by the executive in three equal annual installments. Pursuant to such agreements, on July 5, 1994, the Company loaned $71,880, $39,220 and $14,600 to Messrs. Gieg, Odle and Rupert, respectively. The agreements further provide that each executive will not, for a period of 18 months after the end of the employment period or employment termination, whichever occurs first, be employed by, or otherwise participate in, any business which competes with the Company.

  CERTAIN TRANSACTIONS

    The Company, in the ordinary course of business, purchases goods and services from USX. The cost of such transactions to the Company in 1994 amounted to approximately $386,000.

SHAREHOLDER PROPOSALS

    Proposals of security holders intended to be presented at the 1996 Annual Meeting of Shareholders must be received no later than November 30, 1995, for inclusion in the proxy statement and proxy for that meeting.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: March 30, 1995

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

                                   APPENDIX A
RMI TITANIUM COMPANY
1995 STOCK PLAN

    1. Objectives. The RMI Titanium Company 1995 Stock Plan (the "Plan") is designed:

        (a) to promote the long-term financial interests and growth of the Company and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

        (b) to motivate management personnel by means of growth-related incentives to achieve long-range growth goals; and

        (c) to further the identity of interests of participants with those of the shareholders of the Company through opportunities for increased stock ownership in the Company.

    2. Definitions.

        (a) Board.  The Board of Directors of RMI Titanium Company;

        (b) Committee. A Committee of at least three directors appointed by the Board to take action under this Plan.

        (c) Company.  RMI Titanium Company (RMI) and its subsidiaries.

        (d) Fair Market Value. Such value of a Share as reported for stock exchange transactions and determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

        (e) Grant. A Grant made under the Plan to a Participant in the form of an Option, Stock Appreciation Right or Restricted Stock or any combination thereof;

        (f) Participant.  An employee of the Company to whom a Grant is made;
    and

        (g) Share. A share of Common Stock of RMI which may be authorized but unissued or issued and reacquired.

    3. Eligibility. Employees of the Company eligible for a Grant under the Plan are those in responsible positions whose performance, in the judgment of the Committee, may affect the Company's success.

    4. Administration. The Plan shall be administered by the Committee which shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any successor rule. The Committee shall determine the type or types of Grants to be made to each Participant and shall set forth in such Grant the terms, conditions and limitations applicable to it, including provisions relating to change in control of the Company. Grants may be made singly, in combination or in tandem. The Committee shall have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

    5. Shares Subject to the Plan. Up to 2% of the outstanding Common Stock as determined on December 31 of the preceding year, shall be available for Grants during each calendar year in which the Plan is in effect. Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant shall immediately become available for Grants. Any unused portion of the percentage limit of common stock in any calendar year shall be carried forward and available for Grants in succeeding calendar years.

    6. Delegation of Authority. The Committee may delegate to the Stock Option Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Securities and Exchange Act of 1934.

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

    7. Options. A right to purchase a specified number of Shares at not less than 100% of Fair Market Value on the date of the Grant. All Options will be Non-Qualified Options. Full payment for Shares purchased shall be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including Shares valued at the Fair Market Value of the Shares on the date of exercising the Option.

    8. Stock Appreciation Rights. A right to receive a payment in cash and/or Shares equal to the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right (SAR) is exercised over the Fair Market Value of a Share at the date of the SAR Grant for a specified number of Shares.

    9. Restricted Stock. An award of Shares for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. All or part of the award may be subject to conditions including, but not limited to, continuous service with the Company; achievement of business objectives; individual, unit and Company performance and other criteria; and provisions for forfeiture and restricting transfer. Subject to such forfeiture and transfer restriction provisions as may be established by the Committee, any Participant receiving an award shall have all the rights of a shareholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash dividends thereon.

    10. Transfer. No Grant may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime shall be exercisable only by the Participant or his or her guardian or legal representative.

    11. Adjustments. In the event of any change in the outstanding Common Stock of RMI by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of Shares available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it, in its discretion, deems appropriate.

    12. Tax Withholding. RMI shall have the right to deduct applicable taxes from any cash payment under the Plan which are required to be withheld and further to condition the obligation to deliver or the vesting of Shares under the Plan upon the Participant paying RMI such amount as it may request to satisfy any liability for applicable withholding taxes. Grants under the Plan may provide that Participants may elect to have RMI withhold Shares to satisfy all or part of their withholding liability with the value of such withheld Shares based upon the Fair Market Value on the date the tax withholding is required to be made.

    13. Amendments. The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 11 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

    The Board may amend, suspend or terminate the Plan except that no such action may be taken which would, without shareholder approval, or except as permitted pursuant to Paragraph 11, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of Options or SARs, change the requirements relating to the Committee or extend the term of the Plan.

    14. Effective and Termination Dates. The Plan shall be effective on the date it is approved by the shareholders of RMI and shall terminate ten years later, subject to earlier termination by the Board pursuant to Paragraph 13.

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